                                                                                                                                                                                     Exhibit 23.2

INDEPENDENT                                                                                                              2700 E. Executive Drive, Suite 140

MINING CONSULTANTS, INC.                                                                                  Tucson, Arizona  85706 USA

                                                                                                                                           Tel: (520) 294-9861  Fax: (520) 294-9865

                                                                                                                                           jmarek@imctucson.com

                                                                                                                                March 8, 2004

Pat Prejean

Assistant Controller - Financial Reporting

Freeport-McMoRan Copper & Gold, Inc.

1615 Poydras Street

New Orleans, LA  70112

Dear Mr. Prejean,

We hereby consent to the incorporation by reference of our reports included herein or incorporated by reference in this Form 10-K for the year ended December 31, 2003, into Freeport-McMoRan Copper & Gold, Inc.'s previously filed Registration Statements on Form S-3 (File Nos. 333-31584, 333-72760, and 333-104564) and on Form S-8 (File Nos. 33-63267, 33-63269,  33-63271, 333-85803, and 333-105535) and on Form S-4 (File No. 333-104563).

                                                                                    INDEPENDENT MINING CONSULTANTS, INC.

Date:  March 8, 2004                                                By:           /s/ John M. Marek

                                                                                    Name:  John M. Marek

                                                                                    Title:    President